UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Report: April 20, 2001


                         _______________


                       EOG RESOURCES, INC.
      (Exact name of registrant as specified in its charter)



         Delaware               1-9743           47-0684736
      (State or other         (Commission     I.R.S. Employer
       jurisdiction              File       Identification No.)
    of incorporation or         Number)
       organization)


     1200 Smith Street
         Suite 300                                 77002
      Houston, Texas                             (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

                       EOG Resources, Inc.

Item 9.  Regulation FD Disclosure

This document includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EOG Resources, Inc. (`the Company') believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include, but are not limited to, the timing and extent of changes in reserve quantities and commodity prices for crude oil, natural gas and related products and interest rates; the extent of the Company's success in discovering, developing, producing and marketing reserves and in acquiring oil and natural gas properties; uncertainties and changes associated with international projects and operations including reserve estimates, markets, contract terms, construction, financing availability, operating costs, and political developments around the world, and conditions of the capital and equity markets during the periods covered by the forward looking statements.

Second Quarter and Full Year 2001
---------------------------------
     The second quarter and full year 2001 forecasts set forth below are given as of the date of this document only and are based on current available information and expectations. The Company does not undertake any obligation to update these estimates as conditions change or other information becomes available.

     The Company continues to target 4 percent growth in North
America production for 2001.

      There are price swap contracts in place for 100,000 MMBtud of natural gas production for April - May 2001 at an average price of $5.16 per MMBtu. A Canadian subsidiary of the Company has natural gas physical agreements in place for 47,000 MMBtud for April - May 2001 at an average price of US$5.16 per MMBtu less applicable basis. There are price swap contracts in place for crude oil as detailed below.

     Quarter   Mbd       $/Bbl
     2Q 2001   5.0       $27.33
     3Q 2001   4.0       $26.50
     4Q 2001   2.0       $26.61

      Capital  expenditures for the full year 2001,  excluding
acquisitions,  are  expected  to  be  between  $700  and  $800 million.

      The Company does not provide guidance on other income, other expense, or gain or loss on sales of assets unless specifically noted.

     Additional estimates are shown in the attached table.

Other Items
-----------

      In February 2001, the Board of Directors increased the annual dividend on the common stock from $.14 per share to $.16 per share.

Definitions
-----------
     $/Bbl     US Dollar per barrel
     $/Mcf     US Dollar per thousand cubic feet
     $/Mcfe    US Dollar per thousand cubic feet equivalent
     Bcfe      Billion cubic feet equivalent
     Mcf       Thousand cubic feet
     Mcfe      Thousand cubic feet equivalent
     MMBtu     Million British thermal units
     MMBtud    Million British thermal units per day
     MMcfd     Million cubic feet per day
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     MM        Millions
     NYMEX     New York Mercantile Exchange

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     EOG RESOURCES, INC.

Date: April 20, 2001             By: /s/ TIMOTHY K. DRIGGERS
                                    ------------------------
                                    Timothy K. Driggers
                                    Vice President, Accounting
                                    and Land Administration
                                    (Principal Accounting Officer)

                                   EOG Resources, Inc
                                    Estimated Ranges

                                                      2Q 2001             Full Year 2001
                                               ---------------------   ---------------------
North America Production Growth Target (Bcfe)                                   4%
Daily Production
 Natural Gas (MMcfd)
   US                                             690    -      710       695    -      715
   Canada                                         115    -      120       120    -      130
   Trinidad                                        95    -      120       110    -      120
   Total                                          900    -      950       925    -      965

 Crude Oil (Mbd)
   US                                            23.5    -     25.0      23.0    -     24.5
   Canada                                         1.4    -      1.8       1.5    -      2.0
   Trinidad                                       1.8    -      2.3       2.0    -      2.5
   Total                                         26.7    -     29.1      26.5    -     29.0

 Natural Gas Liquids (Mbd)
   US                                             2.5    -      3.5       2.5    -      3.5
   Canada                                         0.4    -      0.6       0.4    -      0.7
   Total                                          2.9    -      4.1       2.9    -      4.2

Operating Costs
 Unit Costs ($/Mcfe)
   Lease and Well                               $0.37    -    $0.43     $0.37    -    $0.43
   Depreciation, Depletion and Amortization     $0.90    -    $1.00     $0.95    -    $1.05

Expenses ($MM)
 Exploration, Dry Hole and Impairment            40.0    -     50.0     150.0    -    200.0
 General and Administrative                      20.0    -     25.0      80.0    -     85.0
 Net Interest                                    11.0    -     13.0      40.0    -     45.0
 Capitalized Interest                             1.5    -      2.0       7.0    -      8.0

Taxes Other than Income (% of Revenue)            6.5    -      7.0       6.5    -      7.0

Taxes
 Effective Rate                                   30%    -      40%       30%    -      40%
 Deferred Ratio                                   25%    -      35%       25%    -      35%

Preferred Dividends ($MM)                         2.5    -      3.0      11.0    -     11.5

Average Shares Outstanding (MM)
 Basic                                          116.0    -    116.5     116.0    -    116.5
 Fully Diluted                                  118.5    -    119.0     118.5    -    119.0

Capital Expenditures Excluding Acquisitions ($MM)
 North America                                                            620    -      700
 International                                                             80    -      100
 Total                                                                    700    -      800

Pricing
 Natural Gas ($/Mcf)
   Differentials
     US - below NYMEX Henry Hub                 $0.05    -    $0.15     $0.05    -    $0.15
     Canada - below NYMEX Henry Hub             $0.40    -    $1.05     $0.40    -    $1.05
   Realizations
     Trinidad                                   $1.22                   $1.22

 Crude Oil ($/Bbl)
   Differentials
     US - below WTI                             $0.75    -    $1.00     $0.75    -    $1.00
     Canada - below WTI                         $2.00    -    $2.75     $2.00    -    $2.75
     Trinidad - below WTI                       $2.00    -    $2.75     $2.00    -    $2.75